UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 25, 2023

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2022 by Novo Integrated Sciences, Inc. (the “Company”), on December 15, 2022, the Company received a notice on December 15, 2022 (the “December Nasdaq Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”) as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended August 31, 2022 (the “Form 10-K”). On January 26, 2023, the Company reported that it received a notice (the “January Nasdaq Notice”) on January 25, 2023 from Nasdaq advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Rule as a result of its failure to timely file the Form 10-K and its Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2022 (the “Form 10-Q”).

Per the January Nasdaq Notice and in accordance with the December Nasdaq Notice, the Company has 60 calendar days from receipt of the December Nasdaq Notice or until February 13, 2023, to submit a plan to regain compliance with the Rule with the respect to the Form 10-K and the Form 10-Q. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Form 10-K, or until June 12, 2023, to regain compliance.

The Company intends to file the Form 10-K and the Form 10-Q as promptly as possible in order to regain compliance with the Rule. However, if the Company does not submit the Form 10-K and the Form 10-Q by February 13, 2023, the Company will submit a plan by such date to Nasdaq that outlines, as definitively as possible, the steps the Company will take to promptly file the Form 10-K and/or the Form 10-Q, as applicable, and regain compliance.

Item 3.02. Unregistered Sales of Equity Securities.

Between January 26, 2023 and January 30, 2023, the Company issued 39,397,034 shares of common stock to certain note holders upon conversion of their notes. Following such issuances, as of January 30, 2023, the Company’s issued and outstanding common share count is 128,258,227.

As of January 30, 2023, the principal balance owed by the Company pursuant to the senior secured convertible note, dated as of December 14, 2021, as amended, issued by the Company to Hudson Bay Master Fund Ltd. is $300,000.00, and the principal balance owed by the Company pursuant to the senior secured convertible note, dated as of December 14, 2021, as amended, issued by the Company to CVI Investments, Inc. is $6,110.75.

Item 7.01. Regulation FD Disclosure.

On January 30, 2023, the Company issued a press release regarding the January Nasdaq Notice. A copy of the foregoing press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press release of the registrant dated January 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: January 30, 2023	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer